37480-1
     Form N-SAR
     Registrant:     Franklin Templeton  Variable  Insurance
     Products Trust
               Period ended June 30, 2005

Sub-item 77Q1. Exhibits. The following exhibits are attached:

  a) Sub-advisory Agreement between Templeton Global Advisors Limited (TGAL) and Franklin Templeton Investment Management Limited (FTIML) made as of October 17, 2005 for services to Templeton Foreign Securities Fund (the Fund), a series of Franklin Templeton Variable Insurance Products Trust (Trust).

  b) Sub-advisory Agreement between Templeton Investment Counsel, LLC (TICL) and Franklin Templeton Investment Management Limited (FTIML) made as of October 17, 2005 for services to Templeton Global Asset Allocation Fund (the Fund), a series of Franklin Templeton Variable Insurance Products Trust (Trust).
EXHIBIT 77QI(a)

                     SUB-ADVISORY AGREEMENT

      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
                Templeton Foreign Securities Fund


          THIS SUB-ADVISORY AGREEMENT made as of October 17, 2005 by and between TEMPLETON INVESTMENT COUNSEL, LLC ("TICL"), a
Delaware limited liability corporation, and the Geneva, Switzerland branch office of FRANKLIN TEMPLETON INVESTMENT
MANAGEMENT LIMITED ("FTIML"), a corporation existing under the laws of the United Kingdom.
WITNESSETH

          WHEREAS, TICL and FTIML are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engaged in the business of supplying investment management services, as an independent contractor;

          WHEREAS, TICL, pursuant to an investment advisory agreement ("Investment Advisory Agreement"), has been retained to render investment advisory services to Templeton Foreign Securities Fund (the "Fund"), a series of Franklin Templeton Variable Insurance Products Trust, an investment management company registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, from time to time, a member of the Fund's portfolio management team will be residing in Geneva, Switzerland during which time he will be employed by FTIML, and TICL wishes to enter into this Agreement with FTIML to enable such person to continue to perform his responsibilities as a member of the Fund's portfolio management team during his employment with FTIML.

          NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:
          1. TICL hereby retains FTIML and FTIML hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

               (a) Subject to the overall policies, control, direction and review of the Fund's Board of Trustees (the "Board") and to the instructions and supervision of TICL, FTIML agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. TICL will continue to provide all research services in respect of the Fund and have full responsibility for all investment advisory services provided to the Fund. TICL acknowledge that the only services that FTIML will provide under this Agreement are the portfolio management services of the team member residing in Geneva, Switzerland while such person remains employed by FTIML.

               (b) Both FTIML and TICL may place all purchase and sale orders on behalf of the Fund. The placement of these orders will take place exclusively in Fort Lauderdale and Geneva, Switzerland.

               (c) Unless otherwise instructed by TICL or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TICL or by the Board, FTIML shall report daily all transactions effected by FTIML on behalf of the Fund to TICL and to other entities as reasonably directed by TICL or the Board.

               (d) For the term of this Agreement, TICL shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. The team member residing in Geneva, Switzerland shall also be available to attend such meetings of the Board as the Board may reasonably request.

               (e)  In performing its services under this
Agreement, FTIML shall adhere to the Fund's investment objective, policies and restrictions as contained in the Fund's Prospectus and Statement of Additional Information, and in the Fund's Agreement and Declaration of Trust, and to the investment guidelines most recently established by TICL and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

               (f) In carrying out its duties hereunder, FTIML shall comply with all reasonable instructions of the Fund or TICL in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolutions has been supplied to FTIML.

          2. In performing the services described above, FTIML shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FTIML may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, FTIML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

          3. (a) TICL shall pay to FTIML a fee equal to 5% of the advisory fee paid to TICL by the Fund, which fee shall be payable in U.S. dollars on the first business day of each month as compensation for the services to be rendered and obligations assumed by FTIML during the preceding month. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by TICL relating to the previous month.

               (b) TICL and FTIML shall share equally in any voluntary reduction or waiver by TICL of the management fee due under the Investment Advisory agreement between TICL and the Fund.

               (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

          4. It is understood that the services provided by FTIML are not to be deemed exclusive. TICL acknowledge that FTIML may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, "Clients"). TICL agree that FTIML may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, FTIML may use information furnished by others to TICL and FTIML in providing services to other such Clients.

          5. FTIML agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

          6. During the term of this Agreement, FTIML will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and TICL will be responsible for all of their respective expenses and liabilities.

          7. FTIML shall, unless otherwise expressly provided and authorized, have no authority to act for or represent TICL or the Fund in any way, or in any way be deemed an agent for TICL or the Fund.

          8. FTIML will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FTIML may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

          9. This Agreement shall become effective as of the date first written above and shall continue in effect until October 17, 2007. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Fund's Board of Trustees as a whole.

          10. (a) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Board upon written notice to TICL and FTIML, and by TICL or FTIML upon not less than sixty (60) days' written notice to the other party.

               (b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Investment Advisory Agreement between TICL and the Fund.

          11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of FTIML, neither FTIML nor any of its directors, officers, employees or affiliates shall be subject to liability to TICL or the Fund or to any shareholder of the Fund for any error of judgement or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

               (b)  Notwithstanding paragraph 11(a), to the
extent that TICL is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a "liability") for any acts undertaken by FTIML pursuant to authority delegated as described in Paragraph 1(a), FTIML shall indemnify TICL and each of their respective affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

               (c)  No provision of this Agreement shall be
construed to protect any director or officer of TICL or FTIML from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

          12. In compliance with the requirements of Rule 31a-3 under the 1940 Act, FTIML hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. FTIML further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          13. Upon termination of FTIML's engagement under this Agreement or at the Fund's direction, FTIML shall forthwith deliver to the Fund, or to any third party at the Fund's direction, all records, documents and books of accounts which are in the possession or control of FTIML and relate directly and exclusively to the performance by FTIML of its obligations under this Agreement; provided, however, that FTIML shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case FTIML shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

               Termination of this Agreement or FTIML's engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

          14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

          15. TICL will furnish to FTIML properly certified or authenticated copies of the resolutions of the Board authorizing the appointment of FTIML and approving this Agreement as soon as such copies are available.

          16. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

          (i)  to FTIML:

               The Adelphi Building
               1-11 John Adam Street
               London, England WC2N 6HT
               United Kingdom

               Facsimile: 44-020-70738700

               (ii) to TICL:
               500 East Broward Boulevard
               Suite 2100
               Fort Lauderdale, Florida 33394

               Facsimile:  954-847-2288

          17. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

          18. FTIML acknowledges that it has received notice of and accepts the limitations of the Fund's liability as set forth in its Agreement and Declaration of Trust. FTIML agrees that the Fund's obligations hereunder shall be limited to the assets of the Fund, and that FTIML shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their respective corporate seals to be hereunto duly affixed and attested.



                                FRANKLIN TEMPLETON INVESTMENT
                                MANAGEMENT LIMITED


                                By:
                                          Gregory E. Johnson
                                          Director



                                TEMPLETON INVESTMENT COUNSEL,
                                LLC


                                By:
                                          Gary P. Motyl
                                          President

Item 77Q1(b)
                     SUB-ADVISORY AGREEMENT

      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
             Templeton Global Asset Allocation Fund


          THIS SUB-ADVISORY AGREEMENT made as of October 17, 2005 by and between TEMPLETON INVESTMENT COUNSEL, LLC ("TICL"), a
Delaware limited liability corporation, and the Geneva, Switzerland branch office of FRANKLIN TEMPLETON INVESTMENT
MANAGEMENT LIMITED ("FTIML"), a corporation existing under the laws of the United Kingdom.
WITNESSETH

          WHEREAS, TICL and FTIML are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engaged in the business of supplying investment management services, as an independent contractor;

          WHEREAS, TICL, pursuant to an investment advisory agreement ("Investment Advisory Agreement"), has been retained to render investment advisory services to Templeton Global Asset Allocation Fund (the "Fund"), a series of Franklin Templeton Variable Insurance Products Trust, an investment management company registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, from time to time, a member of the Fund's portfolio management team will be residing in Geneva, Switzerland during which time he will be employed by FTIML, and TICL wishes to enter into this Agreement with FTIML to enable such person to continue to perform his responsibilities as a member of the Fund's portfolio management team during his employment with FTIML.

          NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:
          1. TICL hereby retains FTIML and FTIML hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

               (a) Subject to the overall policies, control, direction and review of the Fund's Board of Trustees (the "Board") and to the instructions and supervision of TICL, FTIML agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. TICL will continue to provide all research services in respect of the Fund and have full responsibility for all investment advisory services provided to the Fund. TICL acknowledge that the only services that FTIML will provide under this Agreement are the portfolio management services of the team member residing in Geneva, Switzerland while such person remains employed by FTIML.

               (b) Both FTIML and TICL may place all purchase and sale orders on behalf of the Fund. The placement of these orders will take place exclusively in Fort Lauderdale and Geneva, Switzerland.

               (c) Unless otherwise instructed by TICL or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TICL or by the Board, FTIML shall report daily all transactions effected by FTIML on behalf of the Fund to TICL and to other entities as reasonably directed by TICL or the Board.

               (d) For the term of this Agreement, TICL shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. The team member residing in Geneva, Switzerland shall also be available to attend such meetings of the Board as the Board may reasonably request.

               (e)  In performing its services under this
Agreement, FTIML shall adhere to the Fund's investment objective, policies and restrictions as contained in the Fund's Prospectus and Statement of Additional Information, and in the Fund's Agreement and Declaration of Trust, and to the investment guidelines most recently established by TICL and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

               (f) In carrying out its duties hereunder, FTIML shall comply with all reasonable instructions of the Fund or TICL in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolutions has been supplied to FTIML.

          2. In performing the services described above, FTIML shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FTIML may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, FTIML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

          3. (a) TICL shall pay to FTIML a fee equal to 5% of the advisory fee paid to TICL by the Fund, which fee shall be payable in U.S. dollars on the first business day of each month as compensation for the services to be rendered and obligations assumed by FTIML during the preceding month. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by TICL relating to the previous month.

               (b) TICL and FTIML shall share equally in any voluntary reduction or waiver by TICL of the management fee due under the Investment Advisory agreement between TICL and the Fund.

               (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

          4. It is understood that the services provided by FTIML are not to be deemed exclusive. TICL acknowledge that FTIML may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, "Clients"). TICL agree that FTIML may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, FTIML may use information furnished by others to TICL and FTIML in providing services to other such Clients.

          5. FTIML agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

          6. During the term of this Agreement, FTIML will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and TICL will be responsible for all of their respective expenses and liabilities.

          7. FTIML shall, unless otherwise expressly provided and authorized, have no authority to act for or represent TICL or the Fund in any way, or in any way be deemed an agent for TICL or the Fund.

          8. FTIML will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FTIML may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

          9. This Agreement shall become effective as of the date first written above and shall continue in effect until October 17, 2007. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Fund's Board of Trustees as a whole.

          10. (a) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Board upon written notice to TICL and FTIML, and by TICL or FTIML upon not less than sixty (60) days' written notice to the other party.

               (b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Investment Advisory Agreement between TICL and the Fund.

          11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of FTIML, neither FTIML nor any of its directors, officers, employees or affiliates shall be subject to liability to TICL or the Fund or to any shareholder of the Fund for any error of judgement or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

               (b)  Notwithstanding paragraph 11(a), to the
extent that TICL is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a "liability") for any acts undertaken by FTIML pursuant to authority delegated as described in Paragraph 1(a), FTIML shall indemnify TICL and each of their respective affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

               (c)  No provision of this Agreement shall be
construed to protect any director or officer of TICL or FTIML from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

          12. In compliance with the requirements of Rule 31a-3 under the 1940 Act, FTIML hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. FTIML further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          13. Upon termination of FTIML's engagement under this Agreement or at the Fund's direction, FTIML shall forthwith deliver to the Fund, or to any third party at the Fund's direction, all records, documents and books of accounts which are in the possession or control of FTIML and relate directly and exclusively to the performance by FTIML of its obligations under this Agreement; provided, however, that FTIML shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case FTIML shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

               Termination of this Agreement or FTIML's engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

          14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

          15. TICL will furnish to FTIML properly certified or authenticated copies of the resolutions of the Board authorizing the appointment of FTIML and approving this Agreement as soon as such copies are available.

          16. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

          (ii) to FTIML:

               The Adelphi Building
               1-11 John Adam Street
               London, England WC2N 6HT
               United Kingdom

               Facsimile: 44-020-70738700

               (ii) to TICL:
               500 East Broward Boulevard
               Suite 2100
               Fort Lauderdale, Florida 33394

               Facsimile:  954-847-2288

          17. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

          18. FTIML acknowledges that it has received notice of and accepts the limitations of the Fund's liability as set forth in its Agreement and Declaration of Trust. FTIML agrees that the Fund's obligations hereunder shall be limited to the assets of the Fund, and that FTIML shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and their respective corporate seals to be hereunto duly affixed and attested.



                                FRANKLIN TEMPLETON INVESTMENT
                                MANAGEMENT LIMITED


                                By:
                                        Gregory E. Johnson
                                        Director



                                TEMPLETON INVESTMENT COUNSEL,
                                LLC


                                By:
                                        Gary P. Motyl
                                        President